UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2009
Mediacom LLC
Mediacom Capital Corporation
(Exact names of Registrants as specified in their charters)

New York New York (State or other jurisdiction of incorporation or organization)	333-57285-01 333-57285 (Commission File Nos.)	06-1433421 06-1513997 (IRS Employer Identification Numbers)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)
Registrants’ telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On August 25, 2009, the operating subsidiaries of Mediacom LLC entered into an incremental facility agreement that provides for a new term loan (“new term loan”) under their existing credit facility in the principal amount of $300.0 million. A brief description of the new term loan is set forth in our report on Form 8-K, dated August 25, 2009. On September 24, 2009, the full amount of the $300.0 million new term loan was borrowed by the operating subsidiaries of Mediacom LLC. These proceeds were used to fund the redemption of the outstanding 9 1/2% and 7 7/8% Senior Notes that are described in Item 8.01 of this report on Form 8-K. The remaining proceeds will be used to pay a portion of the revolving credit facility of our operating subsidiaries and for general corporate purposes.
Item 8.01 Other Events.
On August 25, 2009, we announced the call for redemption of the entire principal amount of our 9 1/2% Senior Notes due 2013 and 7 7/8% Senior Notes due 2011 that remained outstanding following the expiration of tender offers for such notes. In accordance with the redemption provisions of the Notes and related indentures, the Notes were redeemed at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including the redemption date. On September 24, 2009, we redeemed the remaining $109.8 million and $53.9 million of 9 1/2% Notes and 7 7/8% Notes, respectively, plus accrued interest.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 24, 2009

Mediacom LLC
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 24, 2009

Mediacom Capital Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

(3)